Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet—QUICK EASY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail GS ACQUISITION Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you HOLDINGS CORP II marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxx xx, 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual https://www meeting. To attend: .cstproxy .com/[X]/sm2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope PLEASE DO NOT RETURN THE PROXY CARD provided. IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED ï³ GS ACQUISITION HOLDINGS CORP II THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Thomas R. Knott, as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of GS Acquisition Holdings Corp II held of record by the undersigned at the close of business on Xxxx xx, 2021 at the Special Meeting of Stockholders of GS Acquisition Holdings Corp II to be held virtually at: https://www.cstproxy.com/[X]/sm2021 on Xxxx xx, 2021, at XX:00 a.m. or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 7, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)

## Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

## The Proxy Statement and related materials are available at: https://www.cstproxy.com/xxxxxxxx/2021

**PROXY CARD**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.**

Please mark your votes like this **X**

**Proposal No. 1 — Approval of the Business Combination** — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of June 17, 2021 (as it may be further amended from time to time, the *"Business Combination Agreement"*), by and among the GS Acquisition Holdings Corp II (the "Company"), Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares *"Mirion"*, for the limited purpose set forth therein, CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (collectively, the *"Charterhouse Parties"*), for the limited purpose set forth therein, each of the other persons set forth on Annex I thereto and, for the limited purpose set forth therein, the other holders of A Ordinary Shares and B Ordinary Shares from time to time becoming a party thereto by executing a Joinder Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 2 — The NYSE Proposal** — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the *"NYSE"*), (a) the issuance of more than 20% of the Company's outstanding Class A common stock in connection with the Business Combination, including the PIPE Investment, and (b) the issuance of shares of the GSAH Class A common stock and the GSAH Class B common stock to a Related Party (as defined in Section 312.03 of the NYSE's Listed Company Manual) in connection with the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 3 — The Charter Proposal** — To consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached to the accompanying proxy statement/prospectus as Annex B (the *"New Mirion Charter"*), which, if approved, would take effect upon the closing of the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 4 — The Governance Proposals** — To consider and vote upon a proposal to approve, on a non-binding advisory basis, certain governance provisions in the New Mirion Charter, presented separately in accordance with the United States Securities and Exchange Commission requirements;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 5 — The Director Election Proposal** — To consider and vote upon a proposal to elect nine directors to serve, effective upon the closing of the Business Combination, on our Board of Directors until the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 6 — The Incentive Plan Proposal** — To consider and vote upon a proposal to approve the Mirion Technologies, Inc. Omnibus Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 7 — The Adjournment Proposal** — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

**Signature**____________________ **Signature, if held jointly**____________________ **Date**__________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.